SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        LAKELAND FINANCIAL CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

    5) Total fee paid:

    ---------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or by the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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
                           NOTICE OF ANNUAL MEETING
                            OF THE SHAREHOLDERS OF
                        LAKELAND FINANCIAL CORPORATION

     The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 9, 1996, at 12:00 Noon (EST) at the Shrine Building located on the Kosciusko County Fairgrounds in Warsaw, Indiana. The purpose of the meeting will be: (1) to elect four (4) members of the Board of Directors; (2) to increase the authorized capital stock of the Corporation from 2,750,000 shares to 10,000,000 shares; and (3) to transact such other business as may properly be brought before the meeting.

     Only shareholders of record on the Corporation's books at the close of business on February 19, 1996, will be entitled to vote at the annual meeting.

     A Proxy Statement accompanies and forms a part of this Notice. Your copy of the 1995 Annual Report is also enclosed.





                                           R. Douglas Grant
                                   --------------------------------------------
                                          (R. Douglas Grant)  President




Lakeland Financial Corporation
P.O. Box 1387
Warsaw, IN  46581-1387
(219) 267-6144




IMPORTANT - PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY.




     In order to have adequate representation to assure a voting quorum at the meeting, you are urged to return your signed proxy in the enclosed envelope, which requires no postage. If you are able to attend the annual meeting, you may revoke your proxy prior to commencement of the meeting and vote in person.

                        LAKELAND FINANCIAL CORPORATION
                            202 East Center Street
                             Post Office Box 1387
                          Warsaw, Indiana 46581-1387
                                (219) 267-6144

                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Financial Corporation (the "Corporation") of proxies for use at the annual meeting of shareholders of the Corporation to be held on April 9, 1996.

     Lakeland Financial Corporation owns all of the outstanding shares of Lake City Bank, Warsaw, Indiana (the "Bank"). The total expense of this solicitation will be paid by Lakeland Financial Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Corporation and the Bank, who will not be specially compensated for such soliciting.

     The approximate date on which this statement and accompanying form of proxy are first mailed to shareholders is March 11, 1996.


                             REVOCABILITY OF PROXY

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not in any way affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting by written notice sent to the President of the Corporation at the offices of the Corporation at 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46581-1387; or it may be done personally upon oral or written request at the annual meeting. The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election of the nominees for directors listed and "FOR" the increase in capital stock.


                             VOTING OF SECURITIES

     Only shareholders of record as of February 19, 1996, will be entitled to vote. The Corporation has issued and outstanding, as its only class of voting securities, 1,448,496 shares of common stock. Each share entitles the holder thereof to one vote upon each matter to be voted upon at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be sufficient to elect nominees. It will require the affirmative vote of at least two-thirds (2/3) of the total shares outstanding to increase the authorized capital stock, or 965,665 or more affirmative votes.


                              SECURITY OWNERSHIP

     As of February 26, 1996, the following persons or groups, as best known to the Corporation, were beneficial owners of more than 5 percent of the Corporation's voting securities. The sole class of voting securities is common stock.

                                    Amount and Nature
Name and Address                     of Beneficial               Percent of
  of Owners                           Ownership                    Class
-----------------------------   ----------------------------   ---------------

Helen Koch                          78,605 Shares (1)               5.43%
1511 Locust - Apt. 201
Elkhart, IN  46514

Lakeland Financial                 150,786 Shares (2)              10.41%
Corporation 401(k)
Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387

(1) This includes 78,526 shares held in the Ola Sloan Testamentary Trust for Helen Koch. This information has been supplied by the trust for which the Bank serves as trustee. Helen Koch, the beneficiary of this trust, exercises voting power but not investment power over the shares held in the trust.

(2) This information has been supplied by the Bank which serves as trustee of the trust. Participant employees of the Corporation and the Bank exercise voting and investment power over the shares. The Bank exercises investment power over those shares not allocated to any participant account.

     As of February 26, 1996, the following table shows the number of equity shares beneficially owned by all directors and nominees naming them, and of all directors and officers as a group, not naming them. The sole class of equity securities is common stock.

Name of Individual or                  Amount and Nature
Number of Persons                       of Beneficial             Percent of
     In Group                            Ownership (1)               Class
---------------------               ---------------------       -------------

Eddie Creighton                         35,040     (2)               2.42%
Anna K. Duffin                             500     (3)                (13)
L. Craig Fulmer                            747                        (13)
R. Douglas Grant                        23,068     (4)               1.60%
Jerry L. Helvey                         16,212     (5)               1.12%
Homer A. Kent                              660     (6)                (13)
J. Alan Morgan                           1,069     (7)                (13)
Richard L. Pletcher                        310     (8)                (13)
Joseph P. Prout                          3,970     (9)                (13)
Philip G. Spear                          5,940     (10)               (13)
Terry L. Tucker                          1,320                        (13)
George L. White                            660     (11)               (13)
Officers and Directors                 100,394     (12)              6.93%
  as a Group
  (15) individuals
  including those
  named above)

(1) The information contained in this column is based upon information furnished to the Corporation by the persons named above and as shown on the transfer records of the Corporation. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) Includes 28,043 shares held by Creighton Brothers L.P., as to which Mr. Creighton shares voting and investment powers; 2,047 shares held by Mr. Creighton's Individual Retirement Account; and 990 shares held by Mr. Creighton's wife.
                                       2

(3) All of which shares are owned jointly with her husband, with whom she shares voting and investment power.

(4) This includes all shares which have been allocated to Mr. Grant under the 401(k) Plan for 1995 and all prior years.

(5) Includes 12,655 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 440 shares held jointly with Dr. Kent's wife, with whom he shares voting and investment power.

(7) Includes 79 shares held individually by Mr. Morgan's wife, with respect to which shares Mr. Morgan disclaims any beneficial interest.

(8) Includes 100 shares held by Mr. Pletcher's Individual Retirement Account. Also included are 100 shares held by Mr. Pletcher's wife's Individual Retirement Account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(9) Includes 1,000 shares held individually by Mr. Prout's wife, with respect to which shares Mr. Prout disclaims any beneficial interest.

(10) Includes 4,730 shares held in the Philip G. Spear Trust. Mr. Spear exercises all voting and investment power over the shares held in trust. Also included are 220 shares held by the Donna L. Spear Trust as to which he disclaims any beneficial interest. Also included are 990 shares held by Mr. Spear's Individual Retirement Account, over which he exercises voting and investment power.

(11) Includes 605 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(12) This includes shares which have been allocated to Executive Officers under the 401(k) Plan for 1995 and all prior years.

(13) The named director's percentage ownership of the Corporation's equity securities is less than one percent (1%).


                             ELECTION OF DIRECTORS

     It is intended that all shares represented by proxy will be voted "FOR" the re-election of the incumbent directors listed below, unless otherwise instructed.

     The following table contains information with respect to nominees, whose terms as incumbent directors expire on April 9, 1996. The information includes service to Lake City Bank prior to the formation of Lakeland Financial Corporation.

                                                               Term
      Name              Age        Date                        Expires

Eddie Creighton         63         Director since 1970          4/96

     Mr. Creighton is President of Creighton Brothers, the general partner of Creighton Brothers L.P. and Crystal Lake L.P., both of which are involved in poultry and egg production and sales, although they also produce and sell other agricultural and food products.

J. Alan Morgan          59         Director since 1974          4/96

     Mr. Morgan is retired.


Philip G. Spear         67         Director since 1967          4/96

     Mr. Spear retired as President of W.R. Thomas Stores, Inc., during 1994.


George L. White         62         Director since 1984          4/96

     Mr. White retired as President of United Telephone Company of Indiana, Inc. on December 31, 1991.


                              INCUMBENT DIRECTORS

     In addition to the foregoing incumbent directors who shall stand for election at the annual meeting April 9, 1996, the following named individuals serve on the Board of Directors.

                                                               Term
      Name              Age        Date                        Expires

Anna K. Duffin          62         Director since 1994          4/98

     Mrs. Duffin is active in civic affairs in the Goshen area.

L. Craig Fulmer         53         Director since 1993          4/98

     Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

R. Douglas Grant        62         Director since 1980          4/97

     Mr. Grant has served as President of the Bank since October, 1980 and as President of the Corporation since its formation. In January, 1993, Mr. Grant was elected as Chairman of both the Corporation and the Bank.

Jerry L. Helvey         62         Director since 1974          4/97

     Mr. Helvey is President of Helvey & Associates, Inc., a group of collection agencies.

Homer A. Kent           69         Director since 1983          4/97

     Dr. Kent has retired as President of Grace College and Grace Theological Seminary, where he continues to serve as a member of the faculty.

Richard L. Pletcher     54         Director since 1992          4/97

     Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company, and its principal subsidiary corporations, Amish Acres, Inc. (a heritage resort), Pletcher Furniture Inc. (retail furniture sales) and Pletcher Apparel, Inc. (retail women's wear).

Joseph P. Prout         67         Director since 1971          4/98

     Mr. Prout is President of Owens Supermarkets, Inc., a food supermarket chain.

Terry L. Tucker         55         Director since 1988          4/98

     Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, although it also processes and sells other food products.

     No Director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company except Mr. White who is a Director of United Telephone Company of Indiana, Inc.


                           INCREASE IN CAPITAL STOCK

     It is intended that all shares represented by proxy will be voted 'FOR" the increase in capital stock, unless otherwise instructed.

     At the 1987 meeting of the shareholders, more than two-thirds (2/3) of the issued and outstanding shares were voted to increase the capital stock of the Corporation from 750,000 shares to 2,750,000. Through stock splits and stock dividends since that time, the number of shares issued and outstanding has increased from 653,922 shares to 1,438,496 shares. Also, the Board of Directors at its January, 1996 meeting authorized the issuance and sale of 10,000 shares to the 401(k) plan due to a shortage of shares being available in the market. This brings the total number of shares presently issued and outstanding to 1,448,496 shares and leaves the total number of authorized but unissued shares at 1,301,504 shares.

     In the judgment of the Corporation's Board of Directors, an increase in capital stock is essential to continue to provide a ready market for your shares and for the future orderly growth of the Corporation. Traditionally, stock splits result in increased trading and a broader market for the Corporation's shares. In recent years, the Bank's growth into the surrounding counties has increased the demand for the Corporation's shares in those counties. If the increase in shares is approved, it is the intention of the Board of Directors to use 1,448,496 of the authorized but unissued shares of the Corporation to make a two for one split, which was preliminarily approved by the Board of Directors at its February meeting. The Board of Directors has no present intention to issue the remainder of the proposed shares at this time, but intends to retain them as authorized but unissued shares.

     For purposes of capital structure and strategic planning, it is desirable that the Corporation and its Board of Directors have authorized but unissued shares available without the necessity of calling a special meeting of the shareholders. Much like 1987 when the last increase was authorized, there is substantial consolidation of banks taking place at the present time. In such an environment Lakeland Financial Corporation must be in a position to participate either as an acquiror or acquiree if it is deemed to be in the best interest of the Corporation's shareholders. It is in the area of acquiring additional assets that the authorized but unissued shares may become important.

     There are essentially two methods by which Lakeland Financial Corporation can acquire the assets of a bank which the Board of Directors determines to be desirable. One is by a cash purchase and the other is through an exchange of shares. Either of these methods may require that the Corporation be able to move quickly to negotiate and close the transaction. Without the availability of authorized but unissued shares, the Board of Directors would be required to make a costly and time consuming proxy solicitation and conduct a shareholders' meeting to authorize the necessary stock to close any transaction involving an exchange of shares. This delay could result in the Corporation losing the transaction, even though the amounts involved are relatively small compared to the Corporation's total assets and capital. Without the ready assurance of the availability of the shares to make such offers, the Corporation may be precluded from even considering such transactions.

     The Board of Directors has no intention at this time of selling any authorized but unissued shares on the open market, having them sold through an underwriter or otherwise issuing the shares. The Board does respect the proportion of ownership of the Corporation's present and future shareholders and would expect to do all things reasonable to allow them to protect that interest. The Board does not promise shareholders pre-emptive rights and none are granted by the Articles of Incorporation. It is, however, the Board's intention to consider all reasonable alternatives if sale should ever be discussed, including solicitation of the then current shareholders.


                              EXECUTIVE OFFICERS

     The following named individuals in addition to Mr. Grant serve as executive officers of the Corporation.

Name                           Age                     Date
----                           ---                     ----

William A. Henthorn            41                       Officer since 1978

     Mr. Henthorn presently serves as an Executive Vice President of both the Corporation and the Bank and has served as Senior Vice President, Vice President, Assistant Vice President and Loan Officer of the Bank at various times since 1978.


Paul S. Siebenmorgen           46                       Officer since 1980

     Mr. Siebenmorgen presently serves as an Executive Vice President of both the Corporation and the Bank and has served as Senior Vice President, Vice President, Assistant Vice President, Branch Manager, Loan Officer and Assistant Cashier of the Bank at various times since 1980.


Terry M. White                 38                       Officer since 1993

     Mr. White presently serves as Secretary and Treasurer of the Corporation and as Senior Vice President and Cashier of the Bank, all of which positions he assumed effective January 1, 1994. He first joined Lake City Bank as a Senior Vice President in April, 1993. Prior to joining Lake City Bank, Mr. White served as First Vice President- Chief Planning and Investment Officer of Norwest, Indiana, Fort Wayne and its predecessor Lincoln Financial Corp. from December, 1985 to March, 1993.

There are no arrangements or understandings between any of the directors, executive officers, or any other persons pursuant to which any of the Corporation's directors or executive officers have been selected for their respective positions.



                         COMPLIANCE WITH SECTION 16(a)

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Securities and Exchange Act Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, no director or executive officer failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, except Mr. Prout who filed one late report during 1995 regarding one transaction by his spouse.



                             DIRECTORS' COMMITTEES

     The standing committees of the Board of Directors are the Audit Committee, the Loan and Investment Committee and the Trust Committee. There is no standing Nominating Committee nor Compensation Committee.

     The Audit Committee was first established during 1985. Currently, Mrs. Duffin, Mr. Pletcher, Mr. Spear, Mr. Tucker and Mr. White serve on the Audit Committee. Its duties as established by the Board of Directors are:

     1. Provide an open avenue of communications between management, the independent and internal auditors and the Board of Directors.

     2. Review annually the engagement of the independent auditors, including the scope and general extent of their review, the audit procedures to be utilized and the basis for compensation. Recommend for consideration the independent auditors to be appointed by the Board of Directors.

     3. Review at least annually the programs and functions of the internal auditors.

     4. Review and participate in the establishment of the broad scope of the joint independent internal audit program with both independent and internal auditors at least once each year and review the implementation thereof during the year.



                             DIRECTORS' ATTENDANCE

     During 1995, the full Board of Directors held 12 meetings; the Audit Committee held 10 meetings; the Loan and Investment Committee held 12 meetings; and the Trust Committee held 10 meetings. No director attended less than 75% of the total number of meetings they were eligible to attend, except Mr. Morgan who attended 63% and Mr. Prout who attended 67%.


                            EXECUTIVE COMPENSATION

     Shown below is the compensation paid by the Corporation, and its subsidiary, for the years 1995, 1994 and 1993 to each of its executive officers in an amount exceeding $100,000.

                         SUMMARY COMPENSATION TABLE1

                              Annual Compensation

         (a)                   (b)       (c)         (d)            (i)
Name and                                                         All other
Principal Position            Year     Salary($)   Bonus($)   Compensation($)2
---------------------         ----     --------    -------    ----------------

R. Douglas Grant              1995     190,000     66,000          27,714
  Chairman, President         1994     165,000     52,500          24,012
  and Chief Executive         1993     150,000     34,000          22,200
  Officer

Paul S. Siebenmorgen          1995      86,580     23,529          11,345
   Executive Vice President   1994      78,430     19,202          10,278
                              1993      73,150     12,720           9,584

William A. Henthorn           1995      78,715     21,515          10,313
   Executive Vice President   1994      71,715     17,922           9,395
                              1993      68,275     11,946           8,949

     1 The Corporation does not maintain any Long Term Compensation Plans or programs for its executive officers.
     2 The amounts set forth in column (i) for Mr. Grant, Mr. Siebenmorgen and Mr. Henthorn include the following:

    (a)      Group Term Life Insurance Premiums Paid by the Corporation($)
                      Mr. Grant       Mr. Siebenmorgen           Mr. Henthorn
            1995 -      4,914                 955                    867
            1994 -      4,212                 867                    789
            1993 -      4,212                 806                    756


    (b)      401(k) Plan Corporation Contributions Paid by the Corporation($)
                      Mr. Grant       Mr. Siebenmorgen           Mr. Henthorn
            1995 -     22,800              10,390                  9,446
            1994 -     19,800               9,411                  8,606
            1993 -     17,988               8,778                  8,193


                              PENSION PLAN TABLE

     The Corporation's defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. The benefit is computed on the basis of average salary or wages for the five (5) years preceding retirement which produces the highest benefit. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service. The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant, Mr. Siebenmorgen and Mr. Henthorn received annuities costing $33,286, $1,878 and $1,229, respectively, as a part of the plan termination.


Remuneration                        Years of Credited Service
                                    -------------------------
                      15           20           25           30           35
                  ------------------------------------------------------------

100,000             37,500       50,000       50,000       50,000       50,000
125,000             46,875       62,500       62,500       62,500       62,500
150,000             56,250       75,000       75,000       75,000       75,000
175,000             65,625       87,500       87,500       87,500       87,500
200,000             75,000      100,000      100,000      100,000      100,000
225,000             84,375      112,500      112,500      112,500      112,500
250,000             93,750      125,000      125,000      125,000      125,000
275,000            103,125      137,500      137,500      137,500      137,500

     The amounts shown above include amounts payable under a Supplemental Employees Retirement Plan which is a non-qualified plan payable as a general creditor of the Corporation. In 1989, the Corporation amended its defined benefit plan and the amendments could result in highly compensated employees receiving a reduced pension benefit. The Supplemental Employee Retirement Plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits.

     The salaries and bonuses shown in the Summary Compensation Table for Mr. Grant, Mr. Siebenmorgen and Mr. Henthorn approximate covered compensation under the plan. Mr. Grant, Mr. Siebenmorgen and Mr. Henthorn had 17, 15 and 19 years of credited service respectively at December 31, 1995.

                       COMPENSATION COMMITTEE INTERLOCKS
                                      and
                             INSIDER PARTICIPATION

     The Corporation does not have a Compensation Committee, but executive compensation is determined by the Board of Directors sitting as a Committee of the Whole. During 1995, this consisted of Messrs. Creighton, Fulmer, Grant, Helvey, Kent, Morgan, Pletcher, Prout, Spear, Tucker, White and Mrs. Duffin. Inside directors (full-time employees of the Corporation) are asked to leave the meeting during the time the Board is deliberating their compensation or that of their superiors, but inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, the President and Chief Executive Officer of the Corporation, participated during 1995 in establishing the salaries of all executive officers except his own.

                       REPORT OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Board of Directors sitting as a Committee of the Whole has furnished the following report on Executive Compensation.

General
-------

     The Corporation annually reviews executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation the Board has historically divided compensation into two (2) separate components: salary and bonus. When fixing an individual executive officer's compensation these two (2) components are intended to work together to compensate the executive officer fairly for his services and reward the executive officer based upon the Corporation's performance during the year. The Corporation further encourages the executive officers and all employees to purchase a personal stake in the long term success of the Corporation through stock ownership under the Corporation's 401(k) Plan.

Salary
------

     Executive officer salaries are established by the Board based upon a wide variety of factors, including prior years salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions in Indiana. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participates and makes recommendations to the Board. Furthermore, the Board has available copies of an annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association and also a salary survey prepared by Crowe Chizek and Company. Using this information the Board establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although overall profitability of the Corporation is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of the Corporation's stock during the past several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as President and Chief Executive Officer, during 1995 as shown in the Summary Compensation Table of the Proxy Statement was based upon the Board's satisfaction with the overall profitability of the Corporation and performance of the Corporation's stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors. Similar considerations were used in establishing Mr. Grant's 1996 salary.

Bonus
-----

     Executive officer bonuses, including Mr. Grant's, are determined by an established Executive Incentive Compensation Program which is periodically reviewed by the Board. The Bonus Program applies to all executive officers of the Corporation, as well as designated officers of the Bank. As established, the Board retains the right to modify the Program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The Bonus Program is designed to encourage the Executive Officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During its December 1995 review, the Board chose not to modify the Bonus Program or withhold payment for the fiscal year 1995. On December 31, 1993, the Corporation and Bank adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of gain or loss on certain securities and investments held in the Bank's securities and investment portfolio at year end. For purposes of the Bonus Program, unrealized gains and losses in the securities and investment portfolio of the Bank are excluded from equity capital.

     Bonuses are computed on the Return on Investment (Shareholders' Equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) Plan. Unless the year end Return on Investment computed on the January 1 shareholders' equity equals or exceeds 12%, no bonus is paid. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

     As established, the Bonus Program provides that the President and Chief Executive Officer of the Corporation receives two (2) times the established percentage for his bonus and the Executive Vice Presidents receive one and one half (1 1/2) times the established percentage for their bonuses. During 1994 the Return on Investment established a 20% bonus. Since Mr. Grant's percentage is multiplied by two (2) he received a bonus equal to 40% of his 1994 base salary during 1995 and Mr. Siebenmorgen and Mr. Henthorn received bonuses equal to 30% of their respective 1994 base salaries during 1995.

Stock Ownership
---------------

     The Corporation encourages all employees, including executive officers, to acquire its stock and participate in its long-term growth. To facilitate this, the Corporation has adopted the Lakeland Financial Corporation 401(k) Plan (the "Plan") effective January 1, 1984. Under the Plan employees are eligible to redirect up to 9% of their regular basic compensation into a tax deferred trust. All employees 21 years of age and older having more than 1 year service with the Bank or the Corporation are eligible to participate in the Plan; however, participation is voluntary. The Plan requires that the Corporation make matching contributions for participants under certain conditions described below. Corporation matching contributions are made on up to 6% of each participant's regular basic compensation. Furthermore, in those years in which the Corporation has paid a dividend to its shareholders, the Corporation will make a contribution to the Plan equal to 25% of the participant's contributions, which is allocated to participant's accounts based upon their individual contributions. All participant contributions and matching contributions are invested in Corporation stock. Additionally, the Corporation will make an extra matching contribution for those years in which the net earnings of the Corporation, before making any deductions for employee incentive plans, expressed as a percentage of the January 1 equity capital of the Corporation equal or exceed 12%, which contribution will be made according to the following schedule:

             Percentage of                       Percentage Match of
             Equity Capital                    Participant Contributions
             --------------                    -------------------------
             12.00% to 12.99%                             25%
             13.00% to 13.99%                             50%
             14.00% to 14.99%                             75%
             15.00% to 15.99%                            100%
             16.00% to 16.99%                            125%
             17.00% to 17.99%                            150%
             Over 18%                                    175%

     Due to the adoption of SFAS 115 requiring the recognition of unrealized gains and losses in certain of the securities and investment portfolios, commencing in 1993, equity capital is defined as the total of the capital stock, surplus and retained earnings accounts, excluding the equity accounts relating to market valuation adjustments as defined in SFAS 115. The extra matching contributions may, at the election of each participant, be invested in any one or more of four equity and income accounts, one of which holds stock of the Corporation exclusively. All Corporation stock held by the trust is purchased by independent agents in open market transactions and voting power is exercised by the individual participants. Participant accounts are distributed to the individual participants upon retirement and may include Corporation stock. All participants are always 100% vested in their salary redirections and become 100% vested in Corporation contributions upon retirement, disability or in accordance with the schedule shown below.


            Years of Service                 401(k) Percentage Vested
            ----------------                 ------------------------

            Less than 3 years                             0%
            3 years                                      20%
            4 years                                      40%
            5 years                                      60%
            6 years                                      80%
            7 years or more                             100%

     The contributions made to the Plan for 1995, 1994 and 1993 on behalf of Mr. Grant, Mr. Siebenmorgen and Mr. Henthorn are shown in footnote 2 to the Summary Compensation Table of the Proxy Statement. During 1994, a Supplemental 401(k) Plan was adopted to offset benefit reductions for highly compensated officers. This new plan did not create any new benefits and is used solely to offset required reductions in the 401(k) Plan. Contributions to the Supplemental 401(k) Plan may not be invested in Corporation stock. The highly compensated officers who participate in this Supplemental 401(k) Plan have no interest in the trust established under the plan, but are general creditors.

     Approved by the Lakeland Financial Corporation Board of Directors as of December 31, 1995.

Eddie Creighton               Jerry L. Helvey              Joseph P. Prout
Anna Duffin                   Homer A. Kent                Philip J. Spear
L. Craig Fulmer               J. Alan Morgan               Terry L. Tucker
R. Douglas Grant              Richard L. Pletcher          George L. White










                          [INTENTIONALLY LEFT BLANK]

                            STOCK PRICE PERFORMANCE

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of Lakeland Financial Corporation, the NASDAQ Market Index and a Peer Group Index.





                        Lakeland
                       Financial             Peer
      DATE                Corp               Group              NASDAQ
------------------  ------------------ ------------------- ------------------
          1/1/91         100.00              100.00             100.00
        12/31/91         105.23              112.54             128.38
        12/31/92         144.38              162.04             129.64
        12/31/93         191.49              204.68             155.50
        12/31/94         258.81              214.69             163.26
        12/31/95         313.49              287.67             211.77



     This table was presented as a graph in the proxy material mailed to shareholders.










     * Assumes $100 invested on January 1, 1991 and that all dividends were reinvested.

     The Peer Group selected for display in the above graph is all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an organized exchange for the last five (5) consecutive years.

                            DIRECTORS' COMPENSATION

     During 1995, directors who were not full time employees of the Corporation, or its subsidiaries, were paid an annual fee of $5,000.00 and an additional $250.00 for each meeting of the board attended and $250.00 for each committee meeting attended. They are not eligible to participate in the 401(k) Plan or the Defined Benefit Plan. Inside directors (those who are full time employees of the Corporation or its subsidiaries) are not paid a director's fee. For 1996 the annual fee has been increased to $6,000.00.



                          INDEBTEDNESS OF MANAGEMENT

     During 1995, the Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     During 1995, Crowe Chizek and Company again served as the Corporation's Independent Public Accountants. As of this date no determination has been made as to selection of Independent Public Accountants for 1996. As a matter of practice for the past several years, the Directors have not made a final decision on selection of Independent Public Accountants until after the completion of all audit services for the prior year. This includes portions of the Corporation's 10-K which is not completed as of the date of this proxy statement. A representative of Crowe Chizek and Company is not expected to be present at the annual meeting of the Corporation.


                           PROPOSALS OF SHAREHOLDERS

     Any proposal which any shareholder may intend to present at the annual meeting to be held in 1997 must be received by the Corporation on or before the 16th day of November, 1996, if such proposal is to be included in the Proxy Statement and Form of Proxy pertaining to the 1996 Annual Meeting.


                                    GENERAL

     ON YOUR WRITTEN REQUEST ADDRESSED TO TERRY M. WHITE AT P.O. BOX 1387, WARSAW, INDIANA 46581-1387, A COPY OF LAKELAND FINANCIAL CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO YOU.

     As of the date of this Proxy Statement, management knows of no matters to be brought before the annual meeting other than the review of the annual report, the election of 4 directors and the increase in the capital stock. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.



                                            R. Douglas Grant
                                   --------------------------------------------
                                           (R. Douglas Grant, President)

                                   APPENDIX

                                 FORM OF PROXY

                        LAKELAND FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Douglas Grant and Terry M. White proxies with full power of substitution to vote all Common Stock of Lakeland Financial Corporation held of record by the undersigned on February 19, 1996, at the annual meeting of shareholders on April 9, 1996, or any adjournment thereof.

 1.   Election of Directors for all nominees listed below         [ ]

      Withhold authority to vote for all nominees listed below    [ ]

      Eddie Creighton, J. Alan Morgan, Philip G. Spear, George L. White

      Instruction:     To withhold authority to vote for any individual nominee
                       write that nominee's name on the space provided below.


                       --------------------------------------------------------

 2.   Directors' proposal to increase capital stock   [ ] For   [ ] Against

 3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (continued and to be signed on the other side)

-------------------------------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)

Unless otherwise specified, the proxies are appointed to vote for the proposals. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s).



___________________________  _________________________    DATE__________, 1996
 Signature of shareholder     Signature of shareholder

     Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return promptly in the enclosed envelope.